UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  October 15, 2014

Anchor Bancorp
(Exact name of registrant as specified in its charter)

Washington	001-34965	26-3356075
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

601 Woodland Square Loop, SE
Lacey, Washington  98530
(Address of principal executive offices and zip code)

(360) 491-2250
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)	Anchor Bancorp’s (“Company”) 2014 Annual Meeting Shareholders (“Annual Meeting”) was held on October 15, 2014.

(b)
There were a total of 2,550,000 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 2,359,278 shares of common stock were represented in person or by proxy, therefore a quorum was present.

The results of the vote for the proposals presented at the Annual Meeting were as follows:

Proposal 1.  Election of Directors.  Shareholders elected the following nominees to the Board of Directors for a three-year term by the following vote:

	FOR		WITHHELD		BROKER NON- VOTES
	No. of votes	Percentage of shares present	No. of Votes	Percentage of shares present	No. of votes

Robert D. Ruecker	1,424,859	80.7	340,411	19.3	594,008
Jerald L. Shaw	1,440,547	81.6	324,773	18.4	594,008

Based on the votes set forth above, Robert D. Ruecker and Jerald L. Shaw were each duly elected to serve as directors of the Company for a term of three years expiring at the annual meeting of shareholders in 2017 and until their successors have been duly elected and qualified.

The terms of Directors Douglas A. Kay, George W. Donovan, Terri L. Degner, William K. Foster and Reid A. Bates continued.

Proposal 2.  Advisory (Non-Binding) Vote on Compensation of Named Executive Officers: Shareholders approved an advisory (non-binding) vote on the compensation of the Company’s named executive officers as follows:

	Number of Votes	Percentage
For	1,377,953	80.8
Against	328,428	19.2
Abstain	58,889	0.0
Broker non-votes	594,008	0.0

Proposal 3.   Ratification of the Appointment of Independent Auditors. Shareholders ratified the appointment of Moss Adams LLP as the Company’s independent auditor for the fiscal year ending June 30, 2015 by the following vote:

	Number of Votes	Percentage
For	2,327,076	100.00
Against	852	0.0
Abstain	31,350	0.0
Broker non-votes	0	0.0

Based on the votes set forth above, the appointment of Moss Adams LLP as the Company’s independent auditors to serve for the year ending June 30, 2015 was duly ratified by the shareholders.

(c)           None.

(d)           Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANCHOR BANCORP

Date: October 17, 2014	By: /s/Jerald L. Shaw
Jerald L. Shaw
President and Chief Executive Officer